UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2025

RITHM PROPERTY TRUST INC.

(Exact name of registrant as specified in charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Broadway

New York, NY 10003

(Address of principal executive offices)

Registrant’s telephone number, including area code:

212-850-7770

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RPT	New York Stock Exchange
9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RPT.PRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Completion of 1-for-6 Reverse Stock Split

On December 30, 2025, Rithm Property Trust Inc. (the “Company”) completed the previously announced reverse stock split of shares of the Company’s common stock (the “Common Stock”), and a corresponding adjustment to the outstanding common units of its operating partnership (the “Operating Partnership”), at a ratio of one share for every six shares outstanding (the “Reverse Stock Split”). The Reverse Stock Split took effect at 5:00 p.m. Eastern Time on December 30, 2025 (the “Effective Time”) and automatically converted every six shares of Common Stock outstanding at that time into one share of Common Stock.

The Reverse Stock Split affected all holders of Common Stock uniformly and did not affect any common stockholder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares, as described below under “Charter Amendments”. Holders of Common Stock were not required to take any action as a result of the Reverse Stock Split. Their accounts were automatically adjusted to reflect the number of shares owned.

As a net result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding was decreased from 45,401,123 shares to approximately 7,566,853 shares as of the Effective Time.

At the Effective Time, the aggregate number of shares of Common Stock available for awards under the Company’s 2014 Director Equity Plan and 2016 Equity Incentive Plan and the terms of outstanding awards were ratably adjusted to reflect the Reverse Stock Split.

Charter Amendments

In connection with and to implement the Reverse Stock Split, on December 30, 2025, the Company filed two Articles of Amendment to its charter with the State Department of Assessments and Taxation of Maryland that provided for:

(i)	a 1-for-6 Reverse Stock Split of the Common Stock, effective at 5:00 p.m. Eastern Time on December 30, 2025, payment of fractional shares in cash, and a corresponding and necessary increase in the par value per share of Common Stock to $0.06 (the “First Amendment”); and

(ii)	the return of the par value per share of the Common Stock to $0.01 per share, effective immediately following the effectiveness of the First Amendment (the “Second Amendment”).

Trading of the Common Stock on the New York Stock Exchange (the “NYSE”) is expected to commence on a Reverse Stock Split-adjusted basis on December 31, 2025 under the existing trading symbol “RPT.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 38983D 854.

Pursuant to the First Amendment, any fractional share of Common Stock that would otherwise have resulted from the Reverse Stock Split will be settled by cash payment, calculated on the basis of the closing price of the Common Stock (as adjusted for the Reverse Stock Split) on December 30, 2025 on the NYSE multiplied by such fraction.

The foregoing descriptions of the First Amendment and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to each amendment, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
3.1	Articles of Amendment (Reverse Stock Split)
3.2	Articles of Amendment (Par Value Adjustment)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RITHM PROPERTY TRUST INC.

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer

Dated: December 30, 2025